UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2020

FS Credit Real Estate Income Trust, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	333-216037	81-4446064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania		19112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 8.01. Other Events.

Investment Activity

On March 6, 2020, FS Credit Real Estate Income Trust, Inc. (the “Company”) provided an update on its recent investment activity. In February 2020, the Company originated five floating-rate senior loans totaling $123.8 million (of which $115.4 million was initially funded), comprised of:

•

a $58.4 million (of which $55.3 million was funded at closing) loan secured by a 17-property portfolio of industrial properties located throughout South Carolina and North Carolina with an initial term of 36 months;

•	a $19.7 million loan secured by a 2-property self-storage portfolio located in San Antonio, TX and Atlanta, GA with an initial term of 36 months;

•

an $18.0 million (of which $14.4 million was funded at closing) loan secured by a 4-story, office and retail property located in the West Hollywood submarket in Los Angeles, CA with an initial term of 48 months;

•

a $17.2 million (of which $15.5 million was funded at closing) loan secured by an industrial property consisting of warehouse, manufacturing and distribution uses located in Los Angeles County, CA with an initial term of 36 months; and

•	a $10.5 million loan secured by a single-story retail building and on-site parking spaces located in the West Hollywood submarket in Los Angeles, CA with an initial term of 48 months.

During February 2020, the Company also originated two mezzanine loans totaling $33.1 million, comprised of:

•	a $15.0 million floating-rate mezzanine loan collateralized by the equity interest of a multifamily property located in Queens, NY; and

•	an $18.1 million fixed-rate mezzanine loan secured by a 16-property portfolio of industrial properties located throughout South Carolina.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Real Estate Income Trust, Inc.

Date: March 6, 2020	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President, Treasurer and Secretary